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FORM 10-K 1994                                 Stone & Webster, Incorporated

Exhibit (21) Subsidiaries of Registrant

     Subsidiaries of Registrant on December 31, 1994 included:
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                                                        PLACE OF
       NAME OF SUBSIDIARY                            INCORPORATION

 Stone & Webster Advanced Systems Development
     Services, Inc.                                      Delaware
 Stone & Webster Advanced Technology
     Applications, Inc.                                  Delaware
 Stone & Webster Development Corporation                 Delaware
     Stone & Webster Auburn Corporation                  Delaware
     Auburn VPS General Corporation                      Delaware
     Auburn VPS Limited Corporation                      Delaware
     Stone & Webster Binghamton Corporation              Delaware
Stone & Webster Engineering Corporation                  Mass.
     DSS Engineers, Inc.                                 Florida
     Fast Supply Corporation                             Delaware
     Rockton Associates, Incorporated                    Delaware
     Stone & Webster Civil and Transportation
         Services, Inc.                                  Mass.
     Stone & Webster Construction Company, Inc.          Delaware
     Stone & Webster Management Consultants, Inc.        New York
        Stone & Webster of Argentina Corporation         Delaware
        Stone & Webster Overseas Consultants, Inc.       Delaware
        Stone & Webster Service Pty. Limited             Australia
     Stone & Webster Michigan, Inc.                      Michigan
     Stone & Webster Operating Corporation               Delaware
     Stone & Webster Power Projects Corporation          Delaware
     Stone & Webster Worldwide Engineering Corporation   Delaware
     3 Executive Campus Corporation                      Delaware
     245 Summer Street Corporation                       Mass.
     1430 Enclave Parkway Corporation                    Delaware
 Stone & Webster Overseas Group, Inc.                    Delaware
     Associated Engineers & Consultants, Inc.            New York
     Rockton Technical Services Corporation              Delaware
     Stone & Webster Abu Dhabi (United Arab Emirates),
         Inc.                                            Delaware
     Stone & Webster Arabia, Incorporated                Delaware
     Stone & Webster Asia Corporation                    Delaware
     Stone & Webster Atlantic Corporation                Delaware
     Stone & Webster Australia Corporation               Delaware
     Stone & Webster Bharat, Incorporated                Delaware
     Stone & Webster Dominican Republic, Incorporated    Delaware
     Stone & Webster Engineering Pty. Limited            Australia
     Stone & Webster Engineering Services, Incorporated  Delaware
     Stone & Webster Espana, Incorporated                Delaware
     Stone & Webster Far East Technical Services Corp.   Delaware
     Stone & Webster Group Limited                       England
        Stone & Webster Construction Limited             England
        Stone & Webster Engineering Limited              England
           Stone & Webster Services Limited              England
           Stone & Webster Services Sdn. Bhd.            Malaysia

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FORM 10-K 1994                                 Stone & Webster, Incorporated

        Stone & Webster Engineering and Field
            Services Limited                             England
        Stone & Webster Engineering (Mauritius)
            Limited                                      Mauritius
        Stone & Webster Management Consultants           England
            Limited
        Stone & Webster United Arab Emirates Limited     England
     Stone & Webster Indonesia Corporation               Delaware
     Stone & Webster Inter-American Corporation          Delaware
     Stone & Webster International Corporation           Delaware
     Stone & Webster International Projects Corporation  Delaware
     Stone & Webster Italia, Incorporated                Delaware
     Stone & Webster Korea Corporation                   Delaware
     Stone & Webster Kuwait, Incorporated                Delaware
     Stone & Webster Lithuania Corporation               Delaware
     Stone & Webster Malaysia Corporation                Delaware
     Stone & Webster of Mexico Engineering Corporation   Delaware
     Stone & Webster Middle East Engineering Services
         Corporation                                     Delaware
     Stone & Webster Pacific Corporation                 Delaware
     Stone & Webster Pakistan Corporation                Delaware
     Stone & Webster Power Engineering Corporation       Delaware
     Stone & Webster Puerto Rico, Incorporated           Delaware
     Stone & Webster Saudi Arabia, Incorporated          Delaware
     Stone & Webster Taiwan Corporation                  Delaware
     Stone & Webster Technology Corporation              Delaware
        Stone & Webster Technology B.V.         Netherlands
     Stone & Webster Thailand Limited                    Thailand
     Stone & Webster Turkey Corporation                  Delaware
     Stone & Webster Venezuela, Incorporated             Delaware
     Stone & Webster Canada Limited                      Canada
        Rockton Field Services of Canada Ltd.            Canada
  Stone & Webster St. Jerome Limited                     Canada
  Stone & Webster Worldwide, Incorporated                Delaware
  Commercial Cold Storage, Inc.                          Georgia
  Stone & Webster Oil Company, Inc.                      Texas
     SAW Construction Corporation                        Delaware
     SAW Consulting Services, Inc.                       Delaware
     Venture Resources, Inc.                             Texas
       VenGas Marketing Company                          Texas
       VenGas Pipeline Company                           Texas
       Venture Distribution Company                      Texas
       Venture Pipeline Company                          Texas
       Venture Processing Company                        Texas
  Sabal Corporation                                      Florida
     Atrium Building Corporation                         Florida
     Coconut Center Corporation                          Florida
     Coconut Palm Corporation                            Florida
     King Palm Corporation                               Florida
     Park Progressive Development Corporation            Florida
     Princess Palm Corporation                           Florida
     Queen Palm Corporation                              Florida
     Registry Building Corporation                       Florida
     Registry Square Corporation                         Florida
     Sabal Park Plaza Corporation                        Florida

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FORM 10-K 1994                                 Stone & Webster, Incorporated

     Sabal Realty Management Corporation                 Florida
     Tech Center Corporation                             Florida
  San Salvador Development Company, Inc.                 Texas
  Sleeper Street Realty Corporation                      Delaware
  Spruce Hills Production Company, Inc.                  Delaware
  Summer Street Realty Corporation                       Mass.
  3 Executive Campus Realty, Inc.                        Delaware
  Enclave Parkway Realty, Inc.                           Delaware

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